UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 30, 2013
Ameresco, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34811	04-3512838
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Speen Street, Suite 410, Framingham, MA	01701
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (508) 661-2200

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.
Ameresco, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders on May 30, 2013 (the “2013 Annual Meeting”). At the 2013 Annual Meeting, holders of the Company’s Class A and Class B common stock, voting together as a single class:

•
elected Douglas I. Foy and Michael E. Jesanis to serve as the Company’s class III directors until the Company’s 2016 annual meeting of stockholders and until their successors are elected and qualified; and

•	ratified the selection of McGladrey LLP as the Company’s independent registered public accounting firm for 2013.
The matters acted upon at the 2013 Annual Meeting, and the voting tabulation for each matter, are as follows:

Proposal 1:	The election of the following nominees for class III directors for a term of three years (voted on by holders of Class A common stock and Class B common stock, voting together as a single class):

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Douglas I. Foy	104,249,188	784,302	7,768,197
Michael E. Jesanis	100,679,903	4,353,587	7,768,197

Proposal 2:
Ratification of the selection of McGladrey LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 (voted on by holders of Class A common stock and Class B common stock, voting together as a single class):

Votes For	Votes Against	Abstain	Broker Non-Votes
111,997,768	755,284	48,635	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERESCO, INC.
Date: May 31, 2013	By:	/s/ David J. Corrsin
David J. Corrsin
Executive Vice President, General Counsel and Secretary